Exhibit 99.1

FOR FURTHER INFORMATION:	Sandy Fruhman, Media (713) 207-3123
Dennis Barber, Investors (713) 207-3042

FOR IMMEDIATE RELEASE:	April 29, 2002

Reliant Resources Reports First Quarter 2002 Earnings

          Reliant Resources, Inc. (NYSE: RRI) reported earnings of $97 million, or $0.33 per share, for the first quarter of 2002. This compares to reported earnings of $82 million, or $0.34 per share, for the first quarter of 2001, which included two unusual or non-recurring items. Excluding these items, first quarter 2001 adjusted earnings were $143 million, or $0.60 per share.

          “Reliant Resources performed well in the first quarter of 2002, against tough comparisons with the same period of last year when our wholesale energy business benefited from unusually favorable market conditions. By comparison, we experienced abnormally mild weather and reduced volatility and prices in January and February of this year,” said Steve Letbetter, chairman, president and chief executive officer. “With the opening of the Texas electricity market to competition in January, we gained a large, profitable retail business which is unique among merchant energy companies. Our retail business benefits from low commodity prices and helps hedge the effect of low prices on our wholesale business,” he said.

Earnings Before Interest and Taxes by Segment

Wholesale Energy

          Earnings before interest and taxes (EBIT) for the wholesale energy segment were $114 million in the first quarter of 2002, compared to $229 million in the same period of 2001. The decrease was primarily due to less favorable market conditions, which resulted in lower operating margins from trading and marketing, power generation, and ancillary services, partially offset by the contribution from the Orion Power Holdings acquisition, which closed in February. The segment also had increased operations and maintenance expenses and higher depreciation expense, primarily due to the Orion Power acquisition, as well as lower equity income from an investment in the El Dorado Energy plant in Nevada.

          The quarterly earnings comparison reflects a $38 million reserve relating to our California receivables taken in the first quarter of 2001, as well as a release and adjustment of California receivables reserves totaling $33 million in the first quarter of

2002. The segment also had lower emissions expense in the first quarter of 2002. The Orion Power operations contributed $33 million of EBIT for the quarter.

European Energy

          The European energy segment produced EBIT of $18 million in the first quarter of 2002, compared to $21 million in the 2001 comparable period. The decrease was primarily a result of reduced power generation margins, lower ancillary services and district heating revenues and increased plant outages in the first quarter of 2002. Partially offsetting these factors were a $19 million net gain recognized in fuel expense related to the change in valuation of our stranded cost contracts, improved trading margins and lower amortization expense.

Retail Energy

          The company’s retail energy segment produced EBIT of $48 million in the first quarter of 2002, compared to a loss of $3 million in the first quarter of 2001. The Texas retail electricity market opened to full competition in January 2002. At that time, the retail energy segment began serving approximately 1.7 million electricity customers in the greater Houston, Texas area.

Other Operations

          The other operations segment’s loss before interest and taxes for the first quarter of 2002 was $8 million, compared to $110 million in the comparable period of 2001. The improvement was primarily due to a non-recurring $100 million pre-tax charge taken in the first quarter of 2001 relating to the redesign of benefit plans in anticipation of the company’s separation from Reliant Energy and reduced operating losses in its former communications business.

On January 1, 2002, the company discontinued amortizing goodwill into the results of operations in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”. During the first quarter of 2001, $9 million of goodwill amortization expense was recognized. In addition, the company reported the cumulative effect of the adoption of SFAS No. 133 in the first quarter of 2001, of $3 million after tax, or $0.01 per share.

Outlook for 2002

          The company affirms its earnings guidance for 2002 of $1.80 to $2.00 per share.

Webcast of Earnings Conference Call

          Reliant Resources has scheduled its first quarter 2002 earnings conference call for Monday, April 29, 2002, at 10:00 a.m. Central Daylight Time. Interested parties may listen to a live audio broadcast of the conference call at www.reliantresources.com. A replay of the call can be accessed approximately two hours after the completion of the call.

          Reliant Resources, based in Houston, Texas, provides electricity and energy services to wholesale and retail customers in the U.S. and Europe, marketing those services under the Reliant Energy brand name. The company has annual revenue of nearly $34 billion and total assets of approximately $19 billion. It has more than 21,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. and ranks as one of the top marketers of both power and natural gas in North America. The company also has wholesale trading and marketing operations and nearly 3,500 megawatts of power generation in operation in Western Europe. At the retail level, Reliant Resources provides a complete suite of energy products and services to 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, institutional and industrial customers. Reliant Resources currently is a majority-owned subsidiary of Reliant Energy (NYSE: REI).

*****

          This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in Reliant Resources’ business plans, financial market conditions and other factors discussed in Reliant Resources’ filings with the Securities and Exchange Commission.

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Reliant Resources, Inc. and Subsidiaries
Statements of Consolidated Income
(Thousands of Dollars)
(Unaudited)

	Three Months Ended March 31,

	2002	2001

Revenues:
Wholesale Energy	$5,603,864	$9,593,024
European Energy	535,001	247,879
Retail Energy	978,708	27,237
Other Operations	1,617	2,787
Eliminations	(5,939)	-

Total Revenues	7,113,251	9,870,927

Expenses:
Fuel and cost of gas sold	2,796,000	5,755,392
Purchased power	3,788,201	3,627,192
Operation and maintenance	184,768	117,914
General, administrative and development	107,024	191,903
Depreciation and amortization	70,922	64,130

Total	6,946,915	9,756,531

Operating Income	166,336	114,396

Other (Expense) Income:
Gains from investments, net	2,545	6,723
Income of equity investment of unconsolidated subsidiaries	3,784	12,778
Other, net	(488)	3,421
Interest expense	(38,926)	(24,238)
Interest income	3,826	10,931
Interest income (expense) - affiliated companies, net	2,658	(14,586)

Total other expense	(26,601)	(4,971)

Income Before Income Taxes	139,735	109,425
Income Tax Expense	42,859	30,912

Income Before Cumulative Effect of Accounting Change	96,876	78,513
Cumulative effect of accounting change, net of tax	-	3,109

Net Income	$96,876	$81,622

Reference is made to the Notes to the Consolidated Financial Statements contained in
Reliant Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

Reliant Resources, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Thousands of Dollars, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,

	2002	2001

As Reported:

Basic and Diluted Earnings Per Common Share
Income before cumulative effect of accounting change	$0.33	$0.33
Cumulative effect of accounting change, net of tax	-	0.01

Net income	$0.33	$0.34

Weighted Average Common Shares Outstanding (in thousands):
- Basic	289,336	240,000
- Diluted	290,036	240,000

Operating Income (Loss) by Segment

Wholesale Energy	$107,710	$215,799
European Energy	15,726	18,129
Retail Energy	48,565	(3,091)
Other Operations	(5,665)	(116,441)

Total	$166,336	$114,396

Earnings (Loss) Before Interest and Taxes by Segment

Wholesale Energy	$114,105	$229,051
European Energy	18,075	21,378
Retail Energy	48,573	(3,074)
Other Operations	(8,576)	(110,037)

Total	$172,177	$137,318

Reference is made to the Notes to the Consolidated Financial Statements contained in
Reliant Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

Reliant Resources, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Three Months Ended
	March 31,

	2002	2001	Change

Wholesale Energy EBIT
Change in margin, excluding California credit provisions			$ (136)
Change in California credit provision			71
Change in operating, general and administrative expenses			(34)
Change in depreciation and amortization, except emission credits			(30)
Change in amortization of emission credits			21
Change in income from equity investments			(9)
Changes in non-operating income			2

Total Change in Wholesale Energy EBIT	114	229	(115)

European Energy EBIT
Change in valuation of stranded cost contracts			19
Change in trading margins			2
Plant outages in 2002			(7)
Change in other margins			(16)
Change in operating, general and administrative expenses			(6)
Change in depreciation and amortization			6
Changes in non-operating income			(1)

Total Change in European Energy EBIT	18	21	(3)

Retail Energy EBIT
Energy margins			127
Change in other energy services margins			(5)
Change in operating, general and other expenses			(71)

Total Change in Retail Energy EBIT	48	(3)	51

Other Operations EBIT
Curtailment and related enhancements of benefit plans			100
Other operating changes			11
Changes in non-operating income			(9)

Total Change in Other Operations EBIT	(8)	(110)	102

Total Change in EBIT			35

Change in Interest Expense			(15)
Change in Interest Income			(7)
Change in Interest Income/Expense-Affiliated Companies			17

Total Change in Interest Expense/Income			(5)

Net Change in Income before Income Taxes			30

Change in Income Taxes			(12)
Cumulative Effect of Adoption of SFAS No. 133			(3)

Change in Net Income			$ 15

Reference is made to the Notes to the Consolidated Financial Statements contained in
Reliant Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

Reliant Resources, Inc. and Subsidiaries
Results of Operations by Segment
(Million of Dollars)
(Unaudited)

Wholesale Energy Segment	Wholesale Energy
	Period Ended March 31,
	2002	2001
Results of Operations:
Operating Revenues	$5,604	$9,593
Operating Expenses:
Fuel and cost of gas sold	2,732	5,654
Purchased power	2,545	3,547
Operation and maintenance	102	71
General, administrative and development	67	64
Depreciation and amortization	50	41

Total	5,496	9,377

Operating Income	108	216

Income from equity investments of unconsolidated subsidiaries	4	13
Other Non-Operating Income	2	-

Earnings Before Interest and Taxes	$114	$229

Wholesale Energy Margins by Commodity:
Gas	$53	$79
Power	275	306
Oil	(1)	4
Other Commodities	-	3

	$327	$392

Wholesale Energy Margins by Activity:
Power Generation	$280	$279
Trading, Marketing and Risk Management	47	113

	$327	$392

Trading Margin / VaR	5.22	12.56

Wholesale Energy Operating Data:
Physical natural gas Bcf volume	1,017	767
Revenues per Mcf	$2.45	$6.90

Physical Wholesale Power Sales (000’s MWH)	123,774	76,474
Revenues per Mwh	$24.86	$56.52

Physical Oil Trading Revenues (000’s Bbls)	900	486

Consolidated Value at Risk Analysis:
(Assumes 95% confidence level and primarily a one day holding period using variance/covariance model)

		2002	2001
As of March 31,		13	5
Period Ended March 31:
	Daily Average	9	9
	Daily High	17	18
	Daily Low	6	4

Reference is made to the Notes to the Consolidated Financial Statements contained in
Reliant Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

Reliant Resources, Inc. and Subsidiaries
Results of Operations by Segment
(Million of Dollars)
(Unaudited)

European Energy Segment	European Energy
	Period Ended March 31,
	2002	2001
Results of Operations:
Operating Revenues	$535	$248
Operating Expenses:
Fuel	80	101
Purchased power	391	81
Operation and maintenance	31	20
General and administrative	4	9
Depreciation and amortization	13	19

Total	519	230

Operating Income	16	18

Non-Operating Income	2	3

Earnings Before Interest and Taxes	$18	$21

European Energy Margins by Activity:
Power Generation	$61	$65
Trading, Marketing and Risk Management	3	1

	$64	$66

European Energy Operating Data:
Physical Wholesale Power Sales (000’s MWH)	19,644	6,775
Revenues per mwh	$27.31	$31.48

Retail Energy Segment	Retail Energy
	Period Ended March 31,
	2002	2001
Results of Operations:
Operating Revenues	$979	$27
Operating Expenses:
Fuel and Purchased power	843	-
Operation and maintenance	49	23
General and administrative	34	5
Depreciation and amortization	5	2

Total	931	30

Operating Income (Loss)	48	(3)

Non-Operating Income	-	-

Earnings Before Interest and Taxes	$48	$(3)

Retail Energy Operating Data:
GWh Sales data (1):
Residential	3,155
Small commercial	3,287
Large commercial, industrial and institutional	4,395

Total	10,837

(1) Gigawatt hours

Average Number of Customers (in thousands) (2):
Residential	1,463
Small commercial	213
Large commercial, industrial and institutional	17

Total	1,693

(2) Metered locations

Reference is made to the Notes to the Consolidated Financial Statements contained in
Reliant Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

Reliant Resources, Inc. and Subsidiaries
Results of Operations by Segment
(Million of Dollars)
(Unaudited)

Other Operations Segment	Other Operations

	Period Ended March 31,

	2002	2001

Results of Operations:
Operating Revenues	$2	$3
Operating Expenses:
Operation and maintenance	3	4
General and administrative	2	114
Depreciation and amortization	3	2

Total	8	120

Operating Loss	(6)	(117)

Gains from Investments	3	6
Other Non-Operating (Loss) Income	(5)	1

Earnings Before Interest and Taxes	$(8)	$(110)

Reference is made to the Notes to the Consolidated Financial Statements contained in
Reliant Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

Reliant Resources, Inc. and Subsidiaries
Consolidated Trading Activities
(Million of Dollars)
(Unaudited)

	Period Ended March 31,

	2002	2001

Consolidated Trading, Marketing and Risk Management Margins Realized and Unrealized:
Realized	$(12)	$102
Unrealized	68	16

	$56	$118

Consolidated Value at Risk Analysis:
(Assumes 95% confidence level and primarily a one day holding period using variance/covariance model)

	2002	2001

As of March 31,	22	6
Period Ended March 31:
Daily Average	19	9
Daily High	28	18
Daily Low	15	4

Reference is made to the Notes to the Consolidated Financial Statements contained in
Reliant Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

FOR ADDITIONAL INQUIRIES PLEASE CONTACT:

Dennis Barber
(713) 207-3042